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                                                                 EXHIBIT 24.5

                               POWER OF ATTORNEY

        The undersigned hereby appoints Robert T. Slezak as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending September 26, 1997, and any amendments thereto, required to be filed with the Securities and Exchange Commission by AmeriTrade Holding Corporation.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 17th day of December, 1997.


                                       /s/  John W. Ward
                                       -------------------------------------
                                       John W. Ward, Director